UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2007

HS3 TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-117874
(Commission File Number)

20-3598613
(IRS Employer Identification No.)

1800 Boulder Street – Suite 600, Denver, Colorado, USA 80211

(Address of principal executive offices and Zip Code)

(303) 455-2550
Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 22, 2007 we entered into a partnership agreement with Wright-Hennepin Cooperative Electric Association, dba WH International Response Center whereby WH International can purchase our equipment and remote video monitoring services for WH International dealers. We also agree to refer traditional alarm monitoring services for new dealers to WH International.

The initial term of the partnership agreement shall be for a period of three years, automatically renewable on an annual basis unless terminated by either party.

Item 9.01	Financial Statements and Exhibits

10.1	Partnership Agreement dated May 22, 2007 with Wright-Hennepin Cooperative Electric Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HS3 TECHNOLOGIES INC.

/s/ Mark Lana
Mark Lana
President and Director

June 8, 2007